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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iParty Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0547750 (I.R.S. Employer Identification No.)
1457 VFW Parkway West Roxbury, Massachusetts (Address of Principal Executive Offices)	02132 (Zip Code)

Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan
(Full Title of the Plan)

Patrick Farrell
President and Chief Financial Officer
1457 VFW Parkway, West Roxbury, Massachusetts 02132
(Name and Address of Agent For Service)

617-323-0822
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Michael L. Andresino, Esq.
Posternak Blankstein & Lund LLP
100 Charles River Plaza
Boston, Massachusetts 02114
(617) 973-6100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	7,000,000 shares (2)	$0.22 (3)	$1,540,000 (3)	$124.59

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 7,000,000 additional shares of the Registrant's Common Stock reserved for issuance pursuant to existing and future grants issuable under the Registrant's Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 26, 2003.

REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 7,000,000 additional shares of Common Stock, $0.001 par value, of iParty Corp., a Delaware corporation (the "Registrant" or the "Company"), for the Registrant's Amended and Restated 1998 Incentive and Nonqualified Stock Option.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, previously filed with the Commission, are incorporated herein by reference.

        (a)  The Company's Annual Report on Form 10-KSB for the fiscal year ended December 28, 2002 (Commission File No. 001-15611), as filed with the Commission on March 28, 2003.

        (b)  The Company's Registration Statement on Form S-8 filed with the Commission on February 14, 2000 (Registration No. 333-30280).

        (c)  The Company's Registration Statement on Form 8-A filed with the Commission on January 11, 2000 (Commission File No. 001-15611).

        (d)  The Company's Registration Statement on Form 8-A filed with the Commission on November 16, 2001 (Commission File No. 001-15611).

        Information that the Company files with the Commission pursuant to future filings under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, will automatically update and supercede the information contained herein or incorporated herein by reference.

Exhibit No.	Description
5.1	Opinion of Posternak Blankstein & Lund LLP
23.1	Consent of Posternak Blankstein & Lund LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors
23.3	Explanation Concerning Absence of Current Written Consent of Arthur Andersen LLP
24.1	Power of Attorney (included in the signature pages of this Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in West Roxbury, Massachusetts, on March 27, 2003.

iPARTY CORP.
By:	/s/ SAL PERISANO Sal Perisano Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of iParty Corp. hereby severally constitute Sal Perisano and Patrick Farrell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable iParty Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the 27th day of March 2003.

Signature	Capacity

/s/ SAL PERISANO Sal Perisano	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT LESSIN Robert Lessin	Director
Stuart G. Moldow	Director
/s/ LORENZO ROCCIA Lorenzo Roccia	Director
/s/ CHRISTINA WEAVER Christina Weaver	Director
/s/ PATRICK FARRELL Patrick Farrell	President and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Posternak Blankstein & Lund LLP, counsel to the Registrant
23.1	Consent of Posternak Blankstein & Lund LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors
23.3	Explanation Concerning Absence of Current Written Consent of Arthur Andersen LLP
24.1	Power of attorney (included on the signature pages of this registration statement).

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REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF DOCUMENTS BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS